                                                                     EXHIBIT 4.1


                              FORBEARANCE AGREEMENT


                  This Forbearance Agreement (this "Forbearance Agreement") is entered into as of December 8, 2001 in connection with that certain Fourth Amended and Restated Credit Agreement dated as of June 8, 2001, as amended by a First Amendment thereto dated September 27, 2001 and as further amended by a Second Amendment dated November 14, 2001 (as amended, the "Credit Agreement"), among Oxford Automotive, Inc., a Michigan corporation (the "Company"), Oxford Automotive Canada, Ltd. (the "Borrowing Subsidiary" and together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto, Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined therein), Comerica Bank, in its capacity as syndication agent for the Lenders and the Issuers and Credit Suisse First Boston, in its capacity as documentation agent for the Lenders and the Issuers. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.


                             PRELIMINARY STATEMENTS

                  A. Pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit available to the Borrowers and the Borrowers have granted to the Collateral Agent, for the benefit of the Secured Parties, liens on, and security interests in, substantially all of their assets as security for the Obligations.

                  B. The outstanding principal amount of the Loans and Letter of Credit Obligations owing to the Lenders as of December 7, 2001 is $170,166,895.41.

                  C. The Company has failed (i) to comply with the covenants contained in Section 6.1(a), 6.1(b) and 6.1(d) of the Credit Agreement pertaining to the Leverage Ratio (the "Leverage Covenant"), the Interest Coverage Ratio (the "Interest Coverage Covenant") and minimum EBITDA requirements (the "Minimum EBITDA Covenant"), respectively, for the Fiscal Quarter ended September 30, 2001, (ii) to comply with the covenant contained in
Section 3 of the Second Amendment that requires the Company to put in place a deposit account control agreement with respect to each deposit account maintained by the Company or any Subsidiary thereof and (iii) to comply with the covenant set forth in Section 3(c) of the Second Amendment that requires that the Company satisfy certain requirements set forth on Annex II thereto; each of the foregoing constitutes an Event of Default under Article VII of the Credit Agreement, in addition, in connection with the foregoing Events of Default, a further Event of Default has occurred under Section 7.1(e) (Cross Default) in connection with the default by the Company under the Mexican Facility Documents caused by the foregoing Events of Default (such Events of Defaults are collectively referred to herein as the "Existing Events of Default"). Each Existing Event of Default has occurred and is continuing.

                  D. The Borrowers have requested that the Lenders agree and, subject to the terms and conditions of this Forbearance Agreement, the Lenders have agreed, to forbear from exercising the remedies provided for under the Credit Agreement for the Forbearance Period, other than the Lenders' right to issue the Blockage Notice (as defined below).

                  E. Exercising their intercreditor rights pursuant to the terms of the Senior Subordinated Note Indenture, the Lenders have issued a notice (the "Blockage Notice") to the Trustee of the Senior Subordinated Notes thereby blocking the Company's payment of an interest payment due to the holders of its Senior Subordinated Notes on December 15, 2001 (the "December Interest Payment").

                  F. As a consequence of the issuance of the Blockage Notice, the Company will not make the December Interest Payment thereby causing an Event of Default under (a) Section 7.1 (c) of the Credit Agreement which provides for an Event of Default if the Company fails to comply with any negative covenant set forth in Article VI, including, but not limited to, Section 6.14 (a) of the Credit Agreement which prohibits the Company from breaching or permitting a default to exist under any Leases, material contracts and other material agreements, or take or fail to take any action thereunder, if to do so would have a Material Adverse Effect and (b) Section 7.1(e) which provides for an Event of Default if the Company or any of their Restricted Subsidiaries fail to pay when due any Indebtedness aggregating in excess of $5,000,000 (such Events of Defaults are collectively referred to herein as the "Anticipated Events of Default".

                  G. As a result of the occurrence and continuation of the Existing Events of Default and, following the occurrence thereof, the occurrence and continuation of the Anticipated Events of Default, pursuant to the Credit Agreement, the Lenders are entitled, among other things, to enforce their rights and remedies against the Borrowers, the Guarantors and the Collateral, including, without limitation, the right to terminate the Commitments, accelerate and immediately demand payment in full of all Obligations and foreclose on the Collateral.


                  NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. The following terms shall have the following meanings:

                  "Anticipated Events of Default" shall have the meaning specified in the Preliminary Statements.

                  "Existing Events of Default" shall have the meaning specified in the Preliminary Statements.

                  "Forbearance Default" shall have the meaning set forth in
Section 4 hereof.

                  "Forbearance Period" shall mean the period commencing on the date hereof and ending on the earliest to occur of (i) the date of the termination of the Forbearance Period pursuant to Section 3 hereof, (ii) the date on which all of the Obligations have been paid in full and the Credit Agreement terminated, (iii) the Forbearance Termination Date, (iv) the effective date of an amendment to the Credit Agreement in form and substance satisfactory to the Requisite Lenders and (v) the termination of the Forbearance Agreement dated on or about the date hereof and entered into by and between the Company, the Mexican Trust, Bank of Montreal, as Funding Agent for the Mexican Lenders, the Mexican Lenders and the Class I Certificateholders (as defined in the Mexican Facility Documents).

                  "Forbearance Termination Date" shall mean 11:59 p.m. on January 14, 2002.

                  "Permitted Intercompany Loan" shall mean (i) Investments in Oxford Automotriz de Mexico S.A. de C.V. in an aggregate amount not to exceed $1,000,000 and (ii) Investments in the Borrowing Subsidiary in an aggregate amount not to exceed $2,500,000; provided, that (x) in each case such Investment shall be made as an intercompany loan from the

Company to the relevant Subsidiary and shall documented by an intercompany note in form and substance satisfactory to the Administrative Agent, and (y) each such intercompany note shall be pledged as security for the Obligations of the Company and delivered to the Collateral Agent pursuant to the terms of the Pledge and Security Agreement prior to the making of the intercompany loan by the Company.

         SECTION 2. ACKNOWLEDGMENT. The Borrowers hereby acknowledge that (a) the aggregate outstanding principal amount of all Loans and Letter of Credit Obligations is equal to $170,166,895.41 as December 7, 2001, (b) the Existing Events of Default have occurred and are continuing under the terms of the Credit Agreement, (c) the Loans shall now bear interest at the rate provided for in
Section 2.11(c) of the Credit Agreement, (d) no Loans shall be converted to, or continued as, Eurocurrency Rate Loans and (e) absent the effectiveness of this Forbearance Agreement and subject to Article VII of the Credit Agreement, the Lenders would have no Commitments under the Credit Agreement and would have the right to immediately enforce payment of all Obligations and, in connection therewith, to immediately enforce their security interests in, and liens on, the Collateral.

         SECTION 3. FORBEARANCE.

                  (a) During the Forbearance Period, provided that no Forbearance Default occurs, the Lenders will not exercise their rights under
Section 7.2 of the Credit Agreement or under any other Loan Document with respect to the Existing Events of Default or the Anticipated Events of Default, to terminate the Commitments, declare the Loans or other amounts and Obligations to be due and payable or to exercise any remedies provided for by the Collateral Documents; provided, however, that notwithstanding the foregoing, the Lenders reserve their right to send a Blockage Notice to any Blocked Account Bank at any time during the Forbearance Period or thereafter.

                  (b) Upon the occurrence of any Forbearance Default, the Administrative Agent and the Lenders shall be entitled to terminate the Forbearance Period and to exercise all of their rights and remedies under
Section 7.2 of the Credit Agreement or any other Loan Document, including, but not limited to, their rights under Section 7.2 of the Credit Agreement or under any other Loan Document with respect to the Existing Events of Default or the Anticipated Events of Default to terminate the Commitments, declare the Loans or other amounts and Obligations to be due and payable or to exercise any remedies provided for by the Collateral Documents.

         SECTION 4. FORBEARANCE DEFAULTS. The occurrence of any one of the following events or conditions shall be deemed a "Forbearance Default":

                  (a) The Borrowers shall fail to observe or perform any term, covenant, or agreement binding on it contained in this Forbearance Agreement, or any agreement, instrument, or document executed in connection herewith;

                  (b) Any Loan Party shall make any Investment in any Foreign Subsidiary or any Unrestricted Subsidiary other than a Permitted Intercompany Loan;

                  (c) The Borrowers shall fail to deliver to the Administrative Agent a Blocked Account Letter or Control Account Letter executed by the Company and each financial institution with which a Loan Party maintains a deposit account, a Securities Account or a Commodities Account, a Blocked Account Letter (with respect to each deposit account) in each case substantially in the form of Annex I to the Second Amendment (with such changes as may be agreed to by the Collateral Agent) or a Control Account Letter (with respect to each Securities Account and Commodities Account), no later than December 14, 2001 or such later date as consented to by the Administrative Agent;

                  (d) The Company shall not have complied with those items listed on Annex II to the Second Amendment prior to December 14, 2001, or such later date as consented to by the Administrative Agent;

                  (e) The Lenders shall have determined that there has occurred any condition or event which has or might have a (i) Material Adverse Effect or
(iii) material and adverse change, from and after the date hereof, in the value of the Collateral;

                  (f) Any Loan Party or any other Person shall bring any action in any judicial, administrative or other proceeding against any Lender or the Administrative Agent (i) disputing the validity or enforceability of any Loan Document or this Forbearance Agreement or any Loan Party's obligations thereunder, or the validity, priority, enforceability or extent of the Collateral Agent's liens and security interests in or against any item of Collateral, (ii) disputing the existence or amount of the outstanding Obligations as acknowledged in this Forbearance Agreement, or (iii) alleging or otherwise asserting any of the claims released by the Borrowers pursuant to
Section 7 below;

                  (g) Any holder or holders of any Indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000, takes any action or gives notice to any Loan Party, the Administrative Agent or any Lender that such Person intends to take any action (including acceleration of such Indebtedness), to pursue any remedy available with respect to the indebtedness owed to such Person other than the litigation brought by Credit Lyonnais Chicago Branch against the Company and the Administrative Agent currently pending in the United States District Court, Southern District of New York;

                  (h) The Company or any Subsidiary pays to Oxford Investment Group, Inc. any base management fee, any investment banking fee or any other fee;

                  (i) The Company shall not have engaged a restructuring advisor acceptable to the Administrative Agent, or shall not have delivered to the Lenders a copy of the engagement letter providing for the Company's engagement of such restructuring advisor, executed by the Company and such restructuring advisor prior to December 14, 2001 or such later date as consented to by the Administrative Agent; or

                  (j) The occurrence of any Event of Default under the Credit Agreement (without giving effect to any of the grace period provided for in Section 7.1 of the Credit Agreement) that is not an Existing Event of Default or an Anticipated Event of Default.

                    The occurrence of any Forbearance Default shall constitute an Event of Default under the Credit Agreement and the other Loan Documents.

         SECTION 5. PROHIBITION ON REVOLVING CREDIT OUTSTANDINGS AND SWING LOANS. From the Forbearance Effective Date until such time as there is no Default or Event of Default continuing, no Lender, no Swing Loan Lender, no Issuer and no Canadian Lender shall be obligated to make any Revolving Loan, make any Swing Loan, issue any Letter of Credit or accept any Banker's Acceptance, respectively, to any Borrower.

         SECTION 6. THIRD PARTY AGREEMENTS. Each Loan Party agrees that in the event any Loan Party enters into an similar type of agreement with any creditor of such Loan Party other than the Administrative Agent or the Lenders under the Credit Agreement on terms that are more favorable to such third party creditor than the terms provided for herein in favor of the Lenders, then, upon receipt of notice from the Administrative Agent, and without any further action, this Forbearance Agreement shall be amended to include such favorable terms, in form and substance appropriate to the Facilities, except where such amendment shall cause such Loan Party to be in violation of any Requirement of Law or where the Requisite Lenders shall agree not to make such amendment to this Forbearance Agreement.

         SECTION 7. RELEASES. In further consideration of the Lenders' execution of this Forbearance Amendment, each Loan Party hereby releases the Administrative Agent, each Lender and each Issuer and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that such Loan Party may have against Releasees which arise from or relate to the Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with any of the Loan Documents, and any third parties liable in whole or in part for the Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which Releasees may have taken prior to the date hereof).

         SECTION 8. REPRESENTATIONS AND WARRANTIES.

                  (a) Each Loan Parties expressly reaffirms that each of the representations and warranties set forth in Article IV of the Credit Agreement and in each other Loan Document made by such Loan Party, except with respect to Existing Events of Default or Anticipated Events of Default, continues to be accurate and complete, and hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of the execution of this Forbearance Agreement.

                  (b) Where the context permits, each representation and warranty set forth in Article IV of the Credit Agreement shall be deemed to apply to the transactions contemplated by this Forbearance Agreement.

                  (c) In addition, each Loan Party represents and warrants to the Lenders and the Administrative Agent as follows:

                  (i) No Loan Party has assigned, conveyed or otherwise transferred, either directly or indirectly, in whole or in part, any of the claims purported to be released pursuant to Section 7 above.

                  (ii) Neither this Forbearance Agreement nor any other document or statement furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender hereunder or in connection herewith contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such document or statement was based upon or constitutes a forecast or projection, the

         Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such document or statement.

                  (d) Each Loan Party's representations and warranties contained in this Forbearance Agreement shall survive the execution, delivery and acceptance of this Forbearance Agreement by the parties hereto.

         SECTION 9. STATUS OF LOAN DOCUMENTS; NO NOVATION.

                  (a) Notwithstanding any other provision hereof, the execution, delivery and effectiveness of this Forbearance Agreement shall not operate as a waiver of any right, power or remedy of any Lender, any Issuer, the Administrative Agent or the Collateral Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents including, but not limited to, with respect to any Existing Event of Default or Anticipated Event of Default, other than with respect to the Lenders' agreement to forbear as set forth in Section 3.

                  (b) Except as otherwise expressly provided in this Forbearance Agreement, and both during and following the termination or expiration of the Forbearance Period, the Credit Agreement, the other Loan Documents and each Loan Party's Obligations thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Forbearance Agreement.

                  (c) This Forbearance Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement, or any of the other Loan Documents, except as specifically set forth herein. Except as expressly provided herein, the Lenders reserve all rights, claims and remedies that they have or may have against the Loan Parties.

         SECTION 10. TERM OF AGREEMENT. This Forbearance Agreement shall become effective as provided herein, and shall remain in effect for the duration of the Forbearance Period.

         SECTION 11. ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Each Loan Party expressly acknowledges and agrees that the Credit Agreement and the Loan Documents to which it is a party are valid and enforceable by the Lenders against such Loan Party and each Loan Party expressly reaffirms each of its Secured Obligations under the Credit Agreement and/or each of the Loan Documents to which it is a party. Each Loan Party further expressly acknowledges and agrees that the Administrative Agent has, for the benefit of the Administrative Agent and the Lenders, a valid, duly perfected and fully enforceable security interest in and lien against each item of Collateral. Each Loan Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the Loan Documents or any of its Secured Obligations thereunder, or the validity, priority, enforceability or extent of the Administrative Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period.

         SECTION 12. CONDITIONS PRECEDENT. This Forbearance Agreement shall become effective as of 12:00 AM on December 8, 2001 (the "Forbearance Effective Date") on the date when the Administrative Agent shall have received all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient executed copies for each of the Lenders:

                  (a) The Administrative Agent shall have received copies of this Forbearance Agreement executed and delivered by the Lenders constituting the Requisite Lenders, the Loan Parties and acknowledged and agreed to by the Guarantors;

                  (b) The Administrative Agent shall have received from the Borrowers a certificate of the chief executive officer of the Company to the effect that (a) each of the representations and warranties contained in this Forbearance Agreement are true and correct as of the Effective Date, (b) each of the representations and warranties made by the Borrowers or any Subsidiary Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrowers or any of the Subsidiary Guarantors is a party or by which the Borrowers, or any of the Subsidiary Guarantor is bound, is true and correct in all material respects, other than with respect to any Existing Event of Default or Anticipated Event of Default, on and as of the Forbearance Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date) and (c) no Forbearance Event of Default shall have occurred and be continuing on the Forbearance Effective Date;

                  (c) The Borrowers shall have paid a fee to the Lenders in an amount equal to 0.20% of the aggregate amount of the Facilities and other amounts due and payable pursuant to the fee letter entered into with the Administrative Agent dated as of the date hereof; and

                  (d) The Borrowers shall have paid to Ernst & Young Corporate Finance LLC and to Weil, Gotshal & Manges, LLP, all amounts due and owing thereto as of November 30, 2001, in addition, the Borrowers shall have paid a deposit fee equal to $150,000 to each of Ernst & Young Corporate Finance LLC and Weil, Gotshal & Manges, LLP which deposits shall be maintained at such levels from and after the Forbearance Effective Date.

         SECTION 13. COSTS AND EXPENSES. The Borrowers agree to pay on demand in accordance with the terms of Section 9.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Forbearance Agreement and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent and Ernst & Young Corporate Finance LLC, advisors to the Administrative Agent.

         SECTION 14. AMENDMENTS. No amendment or modification of any provision of this Forbearance Agreement shall be effective without the written agreement of the Requisite Lenders, the Administrative Agent and the Borrowers, and no termination or waiver of any provision of this Forbearance Agreement, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Lenders and the Administrative Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         SECTION 15. NO WAIVER. The Lenders' failure, at any time or times hereafter, to require strict performance by the Borrowers of any provision or term of this Forbearance Agreement shall not waive, affect or diminish any right of the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lenders of a Forbearance Default or of an Event of Default shall not, except as may be expressly set forth herein, suspend, waive or affect any other Forbearance Default or any Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in this Forbearance Agreement, the Credit Agreement or in any of the other Loan Documents, and no Forbearance Default or Event of Default shall be deemed to have been suspended or waived by the Lenders unless such suspension or waiver is (a) in writing and signed by the Lenders, and (b) delivered to the Borrowers.

         SECTION 16. LIMITATION ON RELATIONSHIP BETWEEN PARTIES. The relationship of the Lenders on the one hand, and the Borrowers, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Forbearance Agreement, any instrument, document or agreement delivered in connection therewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.

         SECTION 17. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; ETC.

                  (a) This Forbearance Agreement shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

                  (b) Except as provided below, the Administrative Agent, the Lenders, and each Loan Party each agree that all disputes among or between them arising out of, connected with, related to, or incidental to the relationship established among or between them in connection with this Forbearance Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or Federal courts located in New York County, New York, but the Administrative Agent, the Lenders and each Loan Party each acknowledge that any appeals from those courts may have to be heard by a court located outside of New York County, New York. Each Loan Party waives in all disputes any objection that it may have to the location of the court considering the dispute. Each Loan Party agrees that the Administrative Agent and the Lenders shall have the right to proceed against each Loan Party and its property in a court in any location to enable the Administrative Agent and the Lenders to enforce a judgment or other court order entered in favor of the Administrative Agent or any Lender. Each Loan Party agrees that it will not assert any permissive counterclaims in any proceeding brought by the Administrative Agent or any Lender to enforce a judgment or other court order in favor of the Administrative Agent or any Lender. Each Loan Party waives any objection that it may have to the location of the court in which the Administrative Agent or any Lender has commenced a proceeding described in this paragraph.

         SECTION 18. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE LENDERS, THE ISSUERS AND THE LOAN PARTIES IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         SECTION 19. WAIVER OF BOND. The Loan Parties waive the posting of any bond otherwise required of the Administrative Agent or any Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Administrative Agent or any Lender or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, or this Forbearance Agreement.

         SECTION 20. TITLES. The Section titles contained in this Forbearance Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 21. EXECUTION IN COUNTERPARTS. This Forbearance Agreement may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 22. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

         SECTION 23. SEVERABILITY. If any term or provision set forth in this Forbearance Agreement shall be invalid or unenforceable, the remainder of this Forbearance Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

         SECTION 24. NO ASSIGNMENT. This Forbearance Agreement shall not be assignable by the Borrowers without the written consent of the Lenders. The Lenders may assign to one or more Persons all or any part of, or any participation interest in, the Lenders' rights and benefits hereunder.

         SECTION 25. SUCCESSORS. The terms of this Forbearance Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or permitted assigns and no other Person shall have any right, benefit or interest under or because of the existence of this Forbearance Agreement.

                  [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Forbearance Agreement has been duly executed as of the date first written above.

                                    Borrowers:

                                    Oxford Automotive, Inc.



                                    By:   /s/ Aurelian Bukatko
                                        ----------------------------------
                                          Name:  Aurelian Bukatko
                                          Title:  Vice President and CFO


                                    Oxford Automotive Canada Ltd.

                                    By:   /s/ Aurelian Bukatko
                                        ----------------------------------
                                          Name:  Aurelian Bukatko
                                          Title:  Vice President and CFO


                                    Subsidiary Guarantors:

                                    Lobdell Emery Corporation
                                    Lewis Emery Capital Corporation
                                    Parallel Group International, Inc.
                                    Laserweld International, L.L.C.
                                    Concept Management Corporation
                                    Creative Fabrication Corporation
                                    Winchester Fabrication Corporation
                                    OASP, Inc.
                                    OASP II, Inc.
                                    RPI Holdings, Inc.
                                    RPI, Inc.
                                    Prudenville Manufacturing Inc.
                                    Oxford Suspension, Inc.
                                    Howell Industries, Inc.
                                    CE Technologies, Inc.
                                    Tool And Engineering Company
                                    976459 Ontario Limited

                                    By:   /s/ Aurelian Bukatko
                                        ----------------------------------
                                          Name:  Aurelian Bukatko
                                          Title:  Vice President and CFO

                     SIGNATURE PAGE TO FORBEARANCE AGREEMENT

                                    Administrative Agent and Collateral Agent:


                                    Citicorp USA, Inc.


                                    By: /s/ Gregory Frenzel
                                       ----------------------------
                                       Name: Gregory Frenzel
                                       Title: Senior Vice President


                                    Issuer:


                                    Citibank, N.A.


                                    By: /s/ Gregory Frenzel
                                       ----------------------------
                                       Name: Gregory Frenzel
                                       Title: Senior Vice President


                                    Lenders:


                                    Bank of Montreal


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    The Bank of New York


                                    By: /s/ Joshua Feldman
                                       ----------------------------
                                       Name: Joshua Feldman
                                       Title: Vice President


                                    The Bank of Nova Scotia


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    Bankers Trust Company


                                    By: /s/ Mary Jo Jolley
                                       ----------------------------
                                       Name: Mary Jo Jolley
                                       Title: Assistant Vice President

                     SIGNATURE PAGE TO FORBEARANCE AGREEMENT

                                    Deutsche Bank AG, Canada Branch


                                    By: /s/ Karyn Curram
                                       ----------------------------
                                       Name: Karyn Curram
                                       Title: Credit Product Manager


                                    By: /s/ Jens Lohmueller
                                       ----------------------------
                                       Name: Jens Lohmueller
                                       Title: Vice President


                                    Citicorp USA, Inc.


                                    By: /s/ Gregory Frenzel
                                       ----------------------------
                                       Name: Gregory Frenzel
                                       Title: Senior Vice President


                                    Citibank Canada


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    Comerica Bank


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    Credit Suisse First Boston


                                    By: /s/ Carol Flatin
                                       ----------------------------
                                       Name: Carol Flatin
                                       Title: Director


                                    By: /s/ Didier Siffer
                                       ----------------------------
                                       Name: Didier Siffer
                                       Title: Vice President


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


                                    Credit Suisse First Boston Canada


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    Fifth Third Bank, N.A.
                                    (formerly, Fifth Third Bank, Northwestern
                                    Ohio, N.A.)


                                    By: /s/ Dirk Van Heyst
                                       ----------------------------
                                       Name: Dirk Van Heyst
                                       Title: Senior Vice President


                                    The JP Morgan Chase Bank


                                    By: /s/ Anna Marie Fallon
                                       ----------------------------
                                       Name: Anna Marie Fallon
                                       Title: Vice President


                                    The JP Morgan Chase Bank, Toronto Branch


                                    By: /s/ Anna Marie Fallon
                                       ----------------------------
                                       Name: Anna Marie Fallon
                                       Title: Vice President


                                    National Bank of Canada


                                    By: /s/ Jack Jankovic
                                       ----------------------------
                                       Name: Jack Jankovic
                                       Title: Vice President


                                    By: /s/ Lucy Blumer
                                       ----------------------------
                                       Name: Lucy Blumer
                                       Title: Assistant Vice President



                     SIGNATURE PAGE TO FORBEARANCE AGREEMENT